Exhibit 99.5

 Q2 2022 Financial Results Conference Call  May 25, 2022  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.  5/25/2022  2

 Net income attributable to Photronics, Inc. shareholders of $29.8M ($0.49/share)  Appointment of Frank Lee as CEO; 42+ years industry experience; 16+ years with PLAB  Investing in mainstream IC capacity to capitalize on market growth trends  IC: +12% Q/Q, +30% Y/Y  FPD: -2% Q/Q, +23% Y/Y  To China: +8% Q/Q; +58% Y/Y  Committed to driving long-term, profitable growth through strategic investments  $44M generated from operating activity  $16M invested in capex  $10M contribution from JV partner  Cash balance  $329M  Revenue was a record  $204.5M  up 8%Q/Q  up 28%Y/Y  5/25/2022  3  Q2 2022 Summary

 Investment Strategy  Revenue Growth  Win lion’s share of “Made in China 2025” TAM growth  Supplement new factories with point tool investments  Capitalize on technology leadership in AMOLED to continue improving mix  Leverage global footprint to exploit growth in “legacy foundry” business  Margin Expansion  Sustained pricing strength in mainstream IC   Optimize asset tool set to match end-market demand  Increasing benefit from operating leverage  Explore Strategic Partnerships  Targeting partnerships that extend market leadership position  Building on successful history of M&A and joint ventures  5/25/2022  4

 Delivering on Updated Target Model  5/25/2022  5  *Free Cash Flow is a non-GAAP term; see reconciliation included in this presentation

 Income Statement Summary  $M (except EPS)  Q222  Q122  Q/Q  Q221  Y/Y  Revenue  $ 204.5  $ 189.8  8%  $ 159.8  28%  Gross Profit  $ 72.9  $ 59.9  22%  $ 39.2  86%  Gross Margin  35.7%  31.5%  420 bps  24.6%  1,110 bps  Operating Income  $ 52.1  $ 38.2  36%  $ 20.8  150%  Operating Margin  25.5%  20.1%  540 bps  13.0%  1,250 bps  Other non-operating income (expense)  $ 8.0  $ 4.7  $ 3.3  ($ 0.8)  $ 8.8  Income tax provision  $ 14.7  $ 11.2  $ 3.5  $ 3.7  $ 11.0  Minority interest  $ 15.6  $ 8.7  $ 6.9  $ 5.8  $ 9.8  Net income*  $ 29.8  $ 23.1  29%  $ 10.5  184%  Diluted EPS*  $ 0.49  $ 0.38  $ 0.11  $ 0.17  $ 0.32  Days in quarter  91  91  -  91  -  Margins improved on operating leverage, disciplined cost management, and IC price realization  Other non-operating income/expense primarily due to unrealized FX gain/loss  Minority interest from IC JVs in Taiwan and China  5/25/2022  6  *Net income attributable to Photronics, Inc. shareholders

 $M  Q222  Q122  Q/Q  Q221  Y/Y  High-End*  $ 51.4  $ 46.5  10%  $ 41.3  24%  Mainstream  $ 94.4  $ 83.2  13%  $ 70.7  34%  Total  $ 145.8  $ 129.8  12%  $ 112.0  30%  IC Photomask Revenue  5/25/2022  High-end growth driven by strong demand in Asia and US and higher price  Continued mainstream growth from chip proliferation in consumer products, IoT, 5G, and Crypto supporting higher ASPs  Outlook  Continued strength from remote work and education  Regionalization driving investments for global chip capacity  Mainstream demand strong, expanding ASPs  *28nm and smaller  Total may differ due to rounding  7

 FPD Photomask Revenue  5/25/2022  High-end demand up Q/Q as mobile growth offset soft G10.5+  Mainstream demand remains solid, with Q/Q decline associated with Chinese New Year holiday  Outlook  Dynamic market environment  Mobile demand strength and mainstream LCD recovery expected to continue  Technology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q222  Q122  Q/Q  Q221  Y/Y  High-End*  $ 46.6  $ 46.3  1%  $ 39.4  18%  Mainstream  $ 12.1  $ 13.8  (12%)  $ 8.4  45%  Total  $ 58.7  $ 60.1  (2%)  $ 47.8  23%  Total may differ due to rounding  8

 Select Financial Data  $M  Q222  Q122  Q221  Cash  $ 329  $ 314  $ 256  Debt  $ 83  $ 97  $ 114  Net Cash*  $ 247  $ 217  $ 142  Operating Cash Flow  $ 44  $ 59  $ 32  Capital Expenditures  $ 16  $ 19  $ 56  Share repurchase  -  $ 3  $ 10  Debt is US equipment lease and local China loans; reduced debt $29M YTD  Capex mostly mainstream IC capacity & facility expansion  Balance sheet able to fund investments, share repurchases, and strategic M&A opportunities  Total share repurchases of $68M under current (Sep 2020) $100M plan  5/25/2022  *Net cash defined is a non-GAAP term; see reconciliation included in this presentation  9

 Q3 2022 Guidance   Revenue ($M)  $205 - $215  Operating Margin  27% - 29%  Taxes ($M)  $13 - $15  Diluted EPS  $0.45 - $0.55  Diluted Shares (M)  ~61  Full-year Capex (M)  ~$100  Incorporation of chips in IoT, 5G, Crypto and consumer products   Remote work and learning  Advanced display technologies  Growing nationalism spurs investment  Outlook clouded by geopolitical uncertainty, rising inflation and supply chain challenges  Driving margin expansion and improved cash flows to hit long-term target model  5/25/2022  10

 For Additional Information:  John P. Jordan  Executive Vice President & CFO  203.740.5671  jjordan@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  5/25/2022  13  IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  5/25/2022  14  Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  5/25/2022  15  Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding

 Non-GAAP Financial Measures  2/23/2022  16